UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 30, 2025

Date of Report (Date of earliest event reported)

GLOBALINK INVESTMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41122	36-4984573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Continental Drive, Suite 401 Newark, Delaware	19713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +6012 405 0015

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2025, the Nasdaq Stock Market (“Nasdaq”) announced that it would delist Globalink Investment Inc.’s common stock, warrants, rights, and units. Globalink Investment Inc.’s securities were suspended from trading on December 17, 2024, and have not traded on Nasdaq since that time. Since December 17, 2024, Globalink Investment Inc.’s securities, including common stock, warrants, rights and units, have been quoted on the OTC Pink under the same ticker symbols following the delisting of Globalink Investment Inc.’s securities on Nasdaq. Nasdaq will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to complete the delisting. The delisting will become effective ten days after the Form 25 is filed. Following the effectiveness of the Form 25, Globalink Investment Inc.’s securities, including common stock, warrants, rights and units, will continue to be quoted on the OTC Pink under the same ticker symbols.

As previously disclosed in a current report on Form 8-K of Globalink Investment Inc. (“the Company”) dated December 12, 2024, on December 10, 2024, the Company received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) that the Company was not in compliance with Nasdaq Listing Rule IM-5101-2, which requires a special purpose acquisition company to complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. Since the Company failed to complete its initial business combination by December 6, 2024, the Company did not comply with IM-5101-2, which triggered the issuance of a delisting determination from Nasdaq to delist the Company’s securities. The Company did not appeal this ruling and the Company’s common stock, warrants, rights and units were suspended at the opening of business on December 17, 2024. The Company transferred its securities, including common stock, warrants, rights and units, to OTC Pink for quotation under the same ticker symbols following the delisting of the Company’s securities on Nasdaq.

As previously disclosed in a current report on Form 8-K of the Company, dated May 24, 2024, on May 20, 2024, the Company, Alps Global Holding Pubco, a Cayman Islands exempted company (“PubCo”), Alps Biosciences Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), Alps Life Sciences Inc, a Cayman Islands company (“Alps Holdco”), GL Sponsor LLC, a Delaware limited liability company, in the capacity as the representative for the stockholders of the Company (the “Parent Representative”), and Dr. Tham Seng Kong, an individual, in the capacity as the representative for the shareholders of Alps (the “Seller Representative”) entered into an amended and restated merger agreement (the “Merger Agreement”), which contemplates a business combination between the Company and Alps Holdco (the “Business Combination”). Following the delisting of its securities, the Company expects to continue proceeding with the transactions contemplated by the Merger Agreement.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2025

GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors